UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 15, 2004

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)

(609) 945-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Signatures

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 15, 2004, at a regularly scheduled meeting of the Board of Directors of Barrier Therapeutics, Inc., Mr. Marc Ostro resigned from the Board of Directors. Mr. Ostro’s resignation was not due to any disagreement with the Company.

     Also at this meeting, the Board of Directors appointed Mr. Charles Jacey to the audit committee, Mr. Robert Campbell to the compensation committee and Dr. Carl Ehmann to the corporate governance and nominating committee. The members of the audit committee are Mr. Charles Jacey, Mr. Peter Ernster and Mr. Andrew N. Schiff. Mr. Charles Jacey chairs the audit committee. The members of the compensation committee are Mr. Peter Ernster, Mr. Robert Campbell, Mr. Andrew N. Schiff and Mr. Nicholas J. Simon III. Mr. Peter Ernster chairs the compensation committee. The members of the corporate governance and nominating committee are Mr. Nicholas J. Simon III, Dr. Carl Ehmann and Mr. Srinivas Akkaraju. Mr. Nicholas J. Simon III chairs the corporate governance and nominating committee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: September 21, 2004	By:	ANNE M. VANLENT

	Name:	Anne M. VanLent
	Title:	Executive Vice President, Chief Financial Officer and Treasurer